Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES FOURTH-QUARTER
AND FULL-YEAR 2025 RESULTS AND PROVIDES 2026 GUIDANCE

– Fourth-Quarter Revenue of $994.2 Million
and Full-Year Revenue of $4.02 Billion –

– Fourth-Quarter GAAP Loss per Share of $(5.62)
and Non-GAAP Earnings per Share of $2.39 –
– Full-Year GAAP Loss per Share of $(2.91)
and Non-GAAP Earnings per Share of $10.28 –
– Provides 2026 Guidance –

WILMINGTON, MA, February 18, 2026 – Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth quarter and full-year 2025 and provided guidance for 2026. For the quarter, revenue was $994.2 million, a decrease of 0.8% from $1,002.5 million in the fourth quarter of 2024.
The impact of foreign currency translation increased reported revenue by 1.9%, and the divestiture of a small Safety Assessment site in 2024 reduced reported revenue by 0.1%. Excluding the effect of these items, revenue declined 2.6% on an organic basis, driven primarily by the Discovery and Safety Assessment (DSA) and Manufacturing Solutions (Manufacturing) segments.
In the fourth quarter of 2025, the GAAP operating margin was (28.5)%, compared to (16.7)% in the fourth quarter of 2024. The GAAP net loss available to common shareholders for the fourth quarter of 2025 was $(276.6) million, or $(5.62) per diluted share, compared to a net loss of $(215.7) million, or $(4.22) per diluted share for the same period in 2024. GAAP net income and earnings per share included non-cash intangible asset impairments of $211.0 million, or $3.22 per share, for the Biologics Solutions reporting unit (Manufacturing segment) and the Cell Solutions business (RMS segment) and a non-cash goodwill impairment totaling $165.0 million, or $3.35 per share, in the Biologics Solutions reporting unit in the fourth quarter of 2025, compared to a non-cash goodwill impairment of $215.0 million, or $4.20 per share, in the Biologics Solutions reporting unit in the fourth quarter of 2024. In the fourth quarter of 2025, the Company reported a gain of $0.10 per share on certain venture capital and other strategic investments, compared to a loss of $0.32 per share in the fourth quarter of 2024.

On a non-GAAP basis, the fourth-quarter operating margin decreased to 18.1% from 19.9% in the fourth quarter of 2024, primarily as a result of lower revenue, higher study-related direct costs in the DSA segment, and an unfavorable revenue mix in the RMS segment. Non-GAAP net income was $118.8 million for the fourth quarter of 2025, a decrease of 13.0% from $136.6 million for the same period in 2024. Fourth-quarter diluted earnings per share on a non-GAAP basis were $2.39, a decrease of 10.2% from $2.66 per share for the fourth quarter of 2024. The non-GAAP net income and earnings per share decreases were driven primarily by lower revenue and operating margin, as well as a higher tax rate.
James C. Foster, Chair, President and Chief Executive Officer, said, “We were pleased with our 2025 financial results, including substantial improvement in DSA net bookings in the fourth quarter that demonstrates the stabilization of the biopharmaceutical demand environment. We are making significant progress on several strategic initiatives that will enable the Company to better capitalize on future growth opportunities, and we remain intently focused on scientific innovation that will reinforce our position as the leader in preclinical drug development."
“As we look ahead, we are cautiously optimistic that positive demand trends will continue in 2026. We remain committed to driving our strategy forward, including through selective and strategic acquisitions that align with our core competencies; taking decisive actions to drive efficiency and process improvements that will deliver continued benefits; and by strengthening and refining our organization to enhance our speed and responsiveness. This approach ensures Charles River remains the partner of choice for our clients as the biopharmaceutical demand environment continues to improve,” Mr. Foster concluded.
Fourth-Quarter Segment Results
Research Models and Services (RMS)
Revenue for the RMS segment was $206.3 million in the fourth quarter of 2025, an increase of 1.0% from $204.3 million in the fourth quarter of 2024. The impact of foreign currency translation increased revenue by 1.9%. Organic revenue decreased by 0.9%, due primarily to lower revenue for large research models and for small research models in North America. The decline was partially offset by higher revenue for research model services, including in the Insourcing Solutions business, and small research models in China and Europe.
In the fourth quarter of 2025, the RMS segment’s GAAP operating margin decreased to (33.6)% from 6.7% in the fourth quarter of 2024 primarily due to the intangible asset impairment related to the Cell Solutions business. On a non-GAAP basis, the operating margin decreased to 21.9% from 22.8%. The non-GAAP operating margin decrease was primarily driven by the unfavorable revenue mix related to large research models and lower revenue for small research models in North America.
Discovery and Safety Assessment (DSA)
Revenue for the DSA segment was $591.6 million in the fourth quarter of 2025, a decrease of 2.0% from $603.3 million in the fourth quarter of 2024. The impact of foreign currency translation increased DSA revenue by 1.5% and the divestiture of a small DSA site reduced reported revenue by 0.2%. Organic revenue decreased by 3.3%, driven primarily by lower sales volume for discovery services, and also for regulated safety assessment services.
In the fourth quarter of 2025, the DSA segment’s GAAP operating margin increased to 14.3% from 10.4% in the fourth quarter of 2024. The increase was primarily driven by a favorable comparison to the prior year's large model (NHP) inventory write down. On a non-GAAP basis, the operating margin decreased to 20.1% from 24.7% in the fourth quarter of 2024. The non-GAAP operating margin decrease was primarily driven by lower revenue, as well as higher study-related direct costs related to large-model sourcing and staffing.
Manufacturing Solutions (Manufacturing)
Revenue for the Manufacturing segment was $196.4 million in the fourth quarter of 2025, an increase of 0.7% from $194.9 million in the fourth quarter of 2024. The impact of foreign currency translation increased Manufacturing revenue by 2.8%. Organic revenue decreased 2.1%, driven by lower revenue in the CDMO business, partially offset by higher revenue in the Microbial Solutions and Biologics Testing businesses.
The Manufacturing segment’s GAAP operating margin was (115.9)%, compared to (93.6)% in the fourth quarter of 2024. The decrease was primarily the result of larger impairments in the fourth quarter of 2025 related to the Biologics Solutions reporting unit, which includes both the CDMO and Biologics Testing businesses. On a non-GAAP basis, the operating margin increased to 32.1% from 28.7% in the fourth quarter of 2024, driven primarily by the benefit of cost savings resulting from the Company's restructuring initiatives.
Full-Year Results
For 2025, revenue decreased by 0.9% to $4.02 billion from $4.05 billion in 2024. Revenue declined by 1.6% on an organic basis.
The GAAP operating margin decreased to 0.6% from 5.6% in 2024, and on a non-GAAP basis, the operating margin decreased to 19.8% from 19.9%.
On a GAAP basis, the net loss available to common shareholders was $(144.3) million in 2025, a decrease from net income available to common shareholders of $10.3 million in 2024. The diluted loss per share on a GAAP basis in 2025 was $(2.91), a decrease from diluted earnings per share of $0.20 in 2024.
On a non-GAAP basis, net income was $512.3 million in 2025, a decrease of 3.9% from $532.9 million in 2024. Diluted earnings per share on a non-GAAP basis in 2025 were $10.28, a decrease of 0.4% from $10.32 in 2024.
Research Models and Services (RMS)
For 2025, RMS revenue was $846.1 million, an increase of 2.0% from $829.4 million in 2024. Revenue increased by 1.2% on an organic basis.

On a GAAP basis, the RMS segment operating margin decreased to 5.3% in 2025 from 13.8% in 2024. On a non-GAAP basis, the operating margin increased to 24.8% in 2025 from 23.7% in 2024.
Discovery and Safety Assessment (DSA)
For 2025, DSA revenue was $2.40 billion, a decrease of 2.0% from $2.45 billion in 2024. Revenue declined by 2.6% on an organic basis.
On a GAAP basis, the DSA segment operating margin decreased to 17.7% in 2025 from 18.1% in 2024. On a non-GAAP basis, the operating margin decreased to 24.2% in 2025 from 25.7% in 2024.
Manufacturing Solutions (Manufacturing)
For 2025, Manufacturing revenue was $766.4 million, a decrease of 0.4% from $769.3 million in 2024. Revenue declined by 1.6% on an organic basis.
On a GAAP basis, the Manufacturing segment operating margin decreased to (24.0)% in 2025 from (9.3)% in 2024. On a non-GAAP basis, the operating margin increased to 28.8% in 2025 from 27.4% in 2024.
2026 Guidance
The Company is providing financial guidance for 2026, which does not include the impact of planned divestitures that represent approximately 7% of annual revenue for 2025 and estimated 2026. On an organic basis, this outlook assumes that the robust DSA booking trends in the fourth quarter of 2025, combined with an expectation that favorable booking activity will continue in 2026, will result in a return to organic revenue growth in the second half of 2026 on both a consolidated basis and for the DSA segment. In addition, the Company also expects revenue will increase organically in the Manufacturing segment, as a result of the anniversary of the loss of a large, commercial CDMO client in 2025 and a continuation of solid demand trends in the Microbial Solutions business. The revenue increase is expected to be partially offset by lower revenue in the RMS segment due to lower large model revenue, as well as lower revenue in its Insourcing Solutions business, principally related to its CRADLTM operations.
Non-GAAP earnings per share are expected to increase by approximately 4% to 9% in 2026, as a result of the benefit from incremental cost savings related to restructuring and efficiency initiatives, as well as the earnings accretion from the completed acquisition of the assets of K.F. (Cambodia) Ltd. A lower tax rate will also contribute to non-GAAP earnings per share growth in 2026.
The Company’s 2026 guidance for revenue and earnings per share is as follows:

2026 GUIDANCE (1)
Revenue growth/(decrease), reported	At Least Flat to +1.5%
Impact of divestitures/(acquisitions), net	0.0% - (0.5)%
(Favorable)/unfavorable impact of foreign exchange	(1.0)% - (1.5)%
Revenue growth/(decrease), organic (2)	(1.0)% to At Least Flat
GAAP EPS estimate	$6.30 – $6.80
Acquisition-related amortization and other acquisition- and integration-related costs (3)	$3.50 – $3.60
Costs associated with restructuring actions (4)	$0.80 – $0.85
Non-GAAP EPS estimate	$10.70 – $11.20

Footnotes to Guidance Table:
(1) Revenue and earnings per share of the planned divested businesses remain embedded in the Company's guidance for the full-year 2026.
(2) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures (as well as the planned acquisition of PathoQuest SAS), as well as foreign currency translation.
(3) These adjustments primarily include amortization related to intangible assets, as well as the purchase accounting step-up on inventory and certain long-term biological assets. In addition, these adjustments include some costs related to the evaluation and integration of acquisitions and divestitures.
(4) These adjustments primarily include site consolidation (including site transition costs), severance, impairment, and other costs related to the Company’s restructuring actions.

Webcast
Charles River has scheduled a live webcast on Wednesday, February 18th, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.
Non-GAAP Reconciliations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.
Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as non-GAAP earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees, certain transition costs, and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our restructuring initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and certain other strategic equity investments; certain legal costs in our DSA segment related to now concluded U.S. government investigations into the NHP supply chain and advisory costs related to entering into a Cooperation Agreement with a shareholder; tax effect of all of the aforementioned matters; and adjustments related to the derecognition of certain deferred tax assets due to the CDMO Gene Therapy intangible asset impairment charge, the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure, and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: on a non-GAAP basis, we define “organic revenue growth” as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding: the projected future financial performance of Charles River and our specific businesses, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, and enhanced efficiency initiatives; our expectations with respect to the impact of NHP supply constraints and our ability to gain market share; our ability to create long-term value for our shareholders and successfully execute on our strategic initiatives, including the impact and results of the such initiatives; the Company’s plans or prospects, expectations and long-term goals associated with our business; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to booking trends and the impacts thereof; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions, including the acquisition of the assets of K.F. (Cambodia) Ltd. and the planned acquisition of PathoQuest SAS, and divestitures on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; ability to gain market share and capitalize on business and growth opportunities; the impact of our restructuring initiatives, including annualized savings; and the impact of our stock repurchase authorization. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the impact of NHP supply constraints; changes and uncertainties in the global economy and financial markets, including disruptions in the global economy caused by geopolitical conflicts; the ability to successfully integrate businesses we acquire, and risks and uncertainties associated with businesses that we acquire; the ability to successfully complete the planned acquisition of PathoQuest SAS; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; demand and booking trends; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 18, 2026, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:    Media Contact:
Todd Spencer    Amy Cianciaruso
Corporate Vice President,    Corporate Senior Vice President,
Investor Relations    Chief Communications Officer
781.222.6455    781.222.6168
todd.spencer@crl.com    amy.cianciaruso@crl.com

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024

Service revenue	$803,298	$811,913	$3,250,099	$3,304,138
Product revenue	190,929	190,636	765,283	745,851
Total revenue	994,227	1,002,549	4,015,382	4,049,989
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	579,821	621,535	2,314,760	2,345,781
Cost of products sold (excluding amortization of intangible assets)	104,722	96,770	377,347	372,387
Selling, general and administrative	196,136	195,708	743,073	751,003
Amortization of intangible assets	21,014	41,223	179,066	138,471
Intangible asset impairment	210,974	—	210,974	—
Goodwill impairment	165,000	215,000	165,000	215,000
Operating income (loss)	(283,440)	(167,687)	25,162	227,347
Other income (expense):
Interest income	1,017	1,835	4,940	8,575
Interest expense	(23,775)	(28,234)	(107,029)	(126,288)
Other income (expense), net	12,099	(22,705)	(22,576)	(16,520)
Income (loss) before income taxes	(294,099)	(216,791)	(99,503)	93,114
Provision for income taxes	(17,809)	(3,044)	42,660	67,823
Net income (loss)	(276,290)	(213,747)	(142,163)	25,291
Less: Net income attributable to noncontrolling interests	265	748	2,175	3,088
Net income (loss) attributable to Charles River Laboratories International, Inc.	$(276,555)	$(214,495)	$(144,338)	$22,203

Calculation of net income (loss) per share attributable to Charles River Laboratories International, Inc. common shareholders
Net income (loss) attributable to Charles River Laboratories International, Inc.	$(276,555)	$(214,495)	$(144,338)	$22,203
Less: Adjustment of redeemable noncontrolling interest	—	(1,081)	—	—
Less: Incremental dividends attributed to noncontrolling interest holders	—	2,285	—	11,906
Net income (loss) available to Charles River Laboratories International, Inc. common shareholders	$(276,555)	$(215,699)	$(144,338)	$10,297

Earnings (loss) per common share
Basic	$(5.62)	$(4.22)	$(2.91)	$0.20
Diluted	$(5.62)	$(4.22)	$(2.91)	$0.20

Weighted-average number of common shares outstanding
Basic	49,216	51,138	49,564	51,380
Diluted	49,216	51,138	49,564	51,628

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 27, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$213,770	$194,606
Trade receivables and contract assets, net of allowances for credit losses of $10,463 and $18,301, respectively	708,856	720,915
Inventories	299,103	278,544
Prepaid assets	96,108	103,210
Other current assets	129,212	105,796
Total current assets	1,447,049	1,403,071
Property, plant and equipment, net	1,655,219	1,604,014
Venture capital and strategic equity investments	206,972	218,350
Operating lease right-of-use assets, net	361,415	412,490
Goodwill	2,764,253	2,846,608
Intangible assets, net	339,995	723,400
Deferred tax assets	67,334	42,179
Other assets	293,185	278,233
Total assets	$7,135,422	$7,528,345

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$148,800	$140,337
Accrued compensation	268,854	179,418
Deferred revenue	210,418	248,322
Accrued liabilities	270,085	232,010
Other current liabilities	222,158	194,014
Total current liabilities	1,120,315	994,101
Long-term debt, net and finance leases	2,136,360	2,240,205
Operating lease right-of-use liabilities	434,048	483,789
Deferred tax liabilities	95,203	106,960
Other long-term liabilities	138,302	195,212
Total liabilities	3,924,228	4,020,267
Redeemable noncontrolling interests	41,263	41,126
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 49,217 shares issued and outstanding as of December 27, 2025 and 51,141 shares issued and outstanding as of December 28, 2024	492	511
Additional paid-in capital	1,947,301	1,966,237
Retained earnings	1,388,620	1,812,100
Treasury stock, at cost, zero shares as of December 27, 2025 and December 28, 2024	—	—
Accumulated other comprehensive loss	(171,783)	(317,345)
Total Charles River Laboratories International, Inc. equity	3,164,630	3,461,503
Nonredeemable noncontrolling interest	5,301	5,449
Total equity	3,169,931	3,466,952
Total liabilities, redeemable noncontrolling interests and equity	$7,135,422	$7,528,345

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 27, 2025	December 28, 2024
Cash flows relating to operating activities
Net income (loss)	$(142,163)	$25,291
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	403,312	361,741
Goodwill impairment	165,000	215,000
Long-lived asset impairments	259,080	51,825
Stock-based compensation	71,083	69,891
Deferred income taxes	(75,292)	(67,428)
Write down of inventories	12,444	46,992
(Gains) losses and impairments on venture capital and strategic equity investments, net	24,911	12,910
Provision for credit losses	6,062	14,774
(Gain) loss on divestitures, net	(3,376)	659
Other, net	2,504	33,251
Changes in assets and liabilities:
Trade receivables and contract assets, net	35,737	21,612
Inventories	(48,777)	16,804
Accounts payable	2,869	(14,271)
Accrued compensation	79,308	(27,604)
Deferred revenue	(38,139)	18,541
Customer contract deposits	14,652	6,584
Other assets and liabilities, net	(31,569)	(51,995)
Net cash provided by operating activities	737,646	734,577
Cash flows relating to investing activities
Capital expenditures	(219,152)	(232,967)
Purchases of investments and contributions to venture capital investments	(20,076)	(52,876)
Acquisition of businesses and assets, net of cash acquired	—	(5,479)
Proceeds from sale of investments	9,102	41,687
Proceeds from sale of businesses, net	17,441	—
Other, net	3,364	4,549
Net cash used in investing activities	(209,321)	(245,086)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	1,227,534	1,081,581
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,349,317)	(1,493,769)
Proceeds from exercises of stock options	714	23,878
Purchase of treasury stock	(360,673)	(119,175)
Payments of contingent consideration	(21,822)	—
Purchase of remaining equity interests of other redeemable noncontrolling interest	(19,140)	(12,000)
Other, net	(14,022)	(31,442)
Net cash used in financing activities	(536,726)	(550,927)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	18,828	(17,474)
Net change in cash, cash equivalents, and restricted cash	10,427	(78,910)
Cash, cash equivalents, and restricted cash, beginning of period	205,570	284,480
Cash, cash equivalents, and restricted cash, end of period	$215,997	$205,570

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

		Three Months Ended		Twelve Months Ended
		December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Research Models and Services
	Revenue	$206,264	$204,257	$846,082	$829,377
	Operating income (loss)	(69,377)	13,770	44,567	114,411
	Operating income (loss) as a % of revenue	(33.6)%	6.7%	5.3%	13.8%
	Add back:
	Amortization related to acquisitions	8,565	11,327	44,831	38,058
	Acquisition, integration, and divestiture-related adjustments (3)	(14)	93	—	430
	Severance	942	1,220	4,606	4,905
	Intangible asset impairment (4)	102,000	—	102,000	—
	Asset impairment	501	18,317	7,959	33,226
	Site consolidation charges	2,601	1,812	6,146	5,795
	Total non-GAAP adjustments to operating income	$114,595	$32,769	$165,542	$82,414
	Operating income, excluding non-GAAP adjustments	$45,218	$46,539	$210,109	$196,825
	Non-GAAP operating income as a % of revenue	21.9%	22.8%	24.8%	23.7%

	Depreciation and amortization	$17,665	$20,762	$81,075	$73,812
	Capital expenditures	$24,739	$27,591	$38,838	$64,134

Discovery and Safety Assessment
	Revenue	$591,568	$603,349	$2,402,891	$2,451,280
	Operating income	84,669	62,859	424,555	442,510
	Operating income as a % of revenue	14.3%	10.4%	17.7%	18.1%
	Add back:
	Amortization related to acquisitions	20,547	22,301	76,128	81,013
	Acquisition, integration, and divestiture-related adjustments (3)	3,995	9,636	8,750	17,133
	Severance	6,744	8,095	11,812	28,558
	Asset impairment	2,915	5,360	25,305	6,424
	Site consolidation charges	3,873	2,094	14,563	4,698
	Third-party legal and advisory costs and certain related items (6)	(3,880)	38,634	21,149	49,648
	Total non-GAAP adjustments to operating income	$34,194	$86,120	$157,707	$187,474
	Operating income, excluding non-GAAP adjustments	$118,863	$148,979	$582,262	$629,984
	Non-GAAP operating income as a % of revenue	20.1%	24.7%	24.2%	25.7%

	Depreciation and amortization	$45,370	$49,857	$174,030	$191,126
	Capital expenditures	$54,229	$37,180	$132,959	$128,356

Manufacturing Solutions
	Revenue	$196,395	$194,943	$766,409	$769,332
	Operating loss	(227,651)	(182,552)	(184,284)	(71,453)
	Operating loss as a % of revenue	(115.9)%	(93.6)%	(24.0)%	(9.3)%
	Add back:
	Amortization related to acquisitions (2)	4,103	20,108	104,778	52,471
	Acquisition, integration, and divestiture-related adjustments (3)	—	53	—	1,439
	Severance	2,151	3,091	5,253	11,177
	Intangible asset impairment (4)	108,974	—	108,974	—
	Goodwill impairment (5)	165,000	215,000	165,000	215,000
	Asset impairment	8,217	—	14,666	25
	Site consolidation charges	2,276	206	6,515	1,773
	Total non-GAAP adjustments to operating income	$290,721	$238,458	$405,186	$281,885
	Operating income, excluding non-GAAP adjustments	$63,070	$55,906	$220,902	$210,432
	Non-GAAP operating income as a % of revenue	32.1%	28.7%	28.8%	27.4%

	Depreciation and amortization	$12,875	$29,788	$140,218	$89,964
	Capital expenditures	$7,796	$10,320	$41,427	$38,500

Unallocated Corporate Overhead		$(71,081)	$(61,764)	$(259,676)	$(258,121)
	Add back:
	Acquisition, integration, and divestiture-related adjustments (3)	19,260	8,120	22,923	15,839
	Severance	2,236	309	7,339	9,546
	Asset impairment	—	1,239	184	1,239
	Site consolidation charges	2,208	200	3,644	200
	Third-party legal and advisory costs (7)	8	—	6,238	—
	Total non-GAAP adjustments to operating expense	$23,712	$9,868	$40,328	$26,824
	Unallocated corporate overhead, excluding non-GAAP adjustments	$(47,369)	$(51,896)	$(219,348)	$(231,297)

Total
	Revenue	$994,227	$1,002,549	$4,015,382	$4,049,989
	Operating income (loss)	(283,440)	(167,687)	25,162	227,347
	Operating income (loss) as a % of revenue	(28.5)%	(16.7)%	0.6%	5.6%
	Add back:
	Amortization related to acquisitions (2)	33,215	53,736	225,737	171,542
	Acquisition, integration, and divestiture-related adjustments (3)	23,241	17,902	31,673	34,841
	Severance	12,073	12,715	29,010	54,186
	Intangible asset impairment (4)	210,974	—	210,974	—
	Goodwill impairment (5)	165,000	215,000	165,000	215,000
	Asset impairment	11,633	24,916	48,114	40,914
	Site consolidation charges	10,958	4,312	30,868	12,466
	Third-party legal and advisory costs and certain related items (6)	(3,872)	38,634	27,387	49,648
	Total non-GAAP adjustments to operating income	$463,222	$367,215	$768,763	$578,597
	Operating income, excluding non-GAAP adjustments	$179,782	$199,528	$793,925	$805,944
	Non-GAAP operating income as a % of revenue	18.1%	19.9%	19.8%	19.9%

	Depreciation and amortization	$78,277	$102,104	$403,312	$361,741
	Capital expenditures	$88,950	$75,616	$219,152	$232,967

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Amortization related to acquisitions for the twelve months ended December 27, 2025 and December 28, 2024 includes $71.0 million and $9.4 million, respectively, of accelerated amortization of certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions segment.
(3)	These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, certain compensation costs, and related costs; as well as fair value adjustments associated with contingent consideration arrangements.
(4)
During the fourth quarter ended December 27, 2025, a triggering event was identified for the Cell Solutions asset group within the RMS reporting segment and the CDMO Gene Therapy asset group within the Manufacturing reporting segment, due to a decline in the operating performance in fiscal year 2025. As a result, the Company recognized an intangible asset impairment charge of $102.0 million and $108.9 million in RMS Cell Solutions and Manufacturing CDMO Gene Therapy, respectively.

(5)	In fiscal year 2025, upon completion of the quantitative impairment test, it was determined that the fair value of the Biologics Solutions reporting unit did not exceed its carrying value resulting in a goodwill impairment charge of $165.0 million. In December 2024, a triggering event was identified for the Biologics Solutions reporting unit from a loss of key customers, ultimately resulting in a reduction in Biologics Solutions' long range financial outlook. As a result, the Company recognized a goodwill impairment charge of $215.0 million.
(6)	Third-party legal and advisory costs incurred within Unallocated Corporate are associated with the execution of the Cooperation Agreement with a shareholder. Within our DSA business, third-party legal costs incurred are associated with investigations by the U.S. government into the NHP supply chain. In fiscal year 2024, a $27 million inventory charge was incurred within DSA to write down inventory associated with the Cambodia-sourced non-human primate matter from February 16, 2023. Additionally included within DSA, due to the utilization of NHPs, are reductions to the previous $27 million inventory charge, as a result of the resolution of the case during fiscal year 2025.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024

Net income (loss) available to Charles River Laboratories International, Inc. common shareholders	$(276,555)	$(215,699)	$(144,338)	$10,297
Add back:
Adjustment of redeemable noncontrolling interest (2)	—	(1,081)	—	—
Incremental dividends attributable to noncontrolling interest holders (3)	—	2,285	—	11,906
Non-GAAP adjustments to operating income (4)	461,994	365,993	764,098	575,324
Venture capital and strategic equity investment (gains) losses and impairments, net	(9,359)	21,690	22,235	12,519
(Gain) loss on divestitures (5)	—	—	(3,376)	658
Tax effect of non-GAAP adjustments:
Non-cash tax provision (6)	8,156	314	8,156	1,818
Enacted tax law changes	—	230	3,236	3,826
Tax effect of the remaining non-GAAP adjustments	(65,401)	(37,122)	(137,731)	(83,445)
Net income available to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$118,835	$136,610	$512,280	$532,903

Weighted average shares outstanding - Basic	49,216	51,138	49,564	51,380
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	416	219	245	248
Weighted average shares outstanding - Diluted	49,632	51,357	49,809	51,628

Earnings (loss) per share attributable to common shareholders:
Basic	$(5.62)	$(4.22)	$(2.91)	$0.20
Diluted (7)	$(5.62)	$(4.22)	$(2.91)	$0.20

Basic, excluding non-GAAP adjustments	$2.41	$2.67	$10.34	$10.37
Diluted, excluding non-GAAP adjustments (7)	$2.39	$2.66	$10.28	$10.32

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount represents accretion adjustments of the Noveprim redeemable noncontrolling interest.
(3)	This amount represents incremental declared dividends attributable to Noveprim noncontrolling interest holders who receive preferential dividends for fiscal year 2024.
(4)	This amount excludes non-GAAP adjustments attributable to noncontrolling interest holders.
(5)	The amount included in 2025 relates to a gain on the sale of a DSA site while the amount included in 2024 relates to a loss on the sale of a DSA site.
(6)	The amount included in 2025 relates to the derecognition of certain deferred tax assets due to the CDMO Gene Therapy intangible asset impairment charge. The amount included in 2024 relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.
(7)	Net loss available to Charles River Laboratories International, Inc. per common share excludes the effect of dilution and is computed using basic weighted-average number of shares outstanding for the three and twelve month periods ended December 27, 2025 and the three month period ended December 28, 2024.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended December 27, 2025	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(0.8)%	1.0%	(2.0)%	0.7%
(Increase) decrease due to foreign exchange	(1.9)%	(1.9)%	(1.5)%	(2.8)%
Impact of divestitures (2)	0.1%	—%	0.2%	—%
Non-GAAP revenue growth, organic (3)	(2.6)%	(0.9)%	(3.3)%	(2.1)%

Twelve Months Ended December 27, 2025	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(0.9)%	2.0%	(2.0)%	(0.4)%
(Increase) decrease due to foreign exchange	(0.8)%	(0.8)%	(0.8)%	(1.2)%
Impact of divestitures (2)	0.1%	—%	0.2%	—%
Non-GAAP revenue growth, organic (3)	(1.6)%	1.2%	(2.6)%	(1.6)%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Impact of divestitures relates to the sale of a site within DSA.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for divestitures and foreign exchange.